Exhibit 21

                     ESCALADE, INCORPORATED AND SUBSIDIARIES

                    List of Subsidiaries at December 30, 2006


                                                                    State of Other           Percent of Voting
                                                                    Jurisdiction of          Securities Owned
                                                                     Incorporation               by Parent
  ---------------------------------------------------------------------------------------------------------------
  Parent
        Escalade, Incorporated                                       Indiana, USA

  Subsidiaries (1)
        Indian Industries, Inc.                                      Indiana, USA                    100%
        U.S. Weight, Inc.                                            Illinois, USA                   100%
        Harvard Sports, Inc.                                        California, USA                  100%
        Harvard California, S. DE R.L. C.V.                           B.C. Mexico                    100%
        Bear Archery, Inc.                                           Florida, USA                    100%
        Escalade Sports Playgrounds, Inc.                         North Carolina, USA                100%
        Martin Yale Industries, Inc.                                 Indiana, USA                    100%
        Productos Maestros de Oficiina, S.A. DE C.V.                  B.C. Mexico                    100%
        Schleicher & Co. America                                  North Carolina, USA                100%
        Martin Yale International, GmbH                                 Germany                      100%
        Olympia Business Systems                                  North Carolina, USA                100%
        Martin Yale International SARL                                  France                       100%
        Martin Yale International Ltd                                   England                      100%
        Taros Trading, GmbH                                             Germany                      100%
        Indian-Martin, Inc.                                           Nevada, USA                    100%
        EIM Company, Inc.                                             Nevada, USA                    100%
        SOP Services, Inc.                                            Nevada, USA                    100%
        Escalade Insurance, Inc.                                      Nevada, USA                    100%
        Desmar Seguridad Y Archivo, S.L.                                 Spain                       100%

(1) Each subsidiary company so designated has been included in Consolidated Financial Statements for all periods following its acquisition. See Notes to Consolidated Financial Statements.

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